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                                                                  EXHIBIT 10.7

                         EXECUTIVE EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of July 30, 1999 by and between LLS Corp., an Illinois corporation (the "Company"), and James N. Mills ("Employee").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to retain the services of Employee as an employee of the Company upon the terms set forth herein; and

                  WHEREAS, Employee desires to be employed by the Company and to appropriately memorialize the terms and conditions of such employment.

                  NOW, THEREFORE, Employee and the Company, in consideration of the agreements, covenants and conditions herein contained, hereby agree as follows:

           SECTION 1. EMPLOYMENT PROVISIONS.

                  (a) Employment and Term. The Company hereby agrees to employ Employee (hereinafter referred to as the "Employment") as the Chairman of the Board of Directors and Chief Executive Officer of the Company (the "Position"), and Employee agrees to be employed by the Company in such Position, for a period ending on July 30, 2004, unless terminated earlier as provided herein (the "Employment Period"). In the event that termination (as hereinafter provided) has not occurred prior to the last day of the Employment Period, unless either party shall have given written notice to the contrary at least one hundred eighty (180) days prior to the end of the Employment Period, the Employment Period shall annually renew for one (1) year periods until terminated.

                  (b) Duties. Employee in the Position shall be subject to the direction and supervision of the Board of Directors of the Company (the "Board") and shall have those duties and responsibilities which are assigned to Employee during the Employment Period by the Board consistent with the Position, provided that the Board shall not assign any greater duties or responsibilities to the Employee than are necessary to the Employee's faithful and adequate supervision of the overall executive management of the Company and its subsidiaries, both direct and indirect. Subject to the Employee's faithful and adequate supervision of the overall executive management of the Company, the Employee shall be free to participate in other endeavors.

           SECTION 2. COMPENSATION.

                  (a) Salary. The Company shall pay to Employee during the Employment Period a salary as basic compensation for the services to be rendered by Employee hereunder. The initial amount of such salary shall be Five Hundred Thousand Dollars ($500,000) per annum. Such salary shall be reviewed by the Board and may be increased in the Board's sole discretion, but may not be reduced. Such salary shall accrue and be payable in accordance with


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the payroll practices of the Company in effect from time to time. All such payments shall be subject to deduction and withholding authorized or required by applicable law.

                  (b) Bonus. During the Employment Period, Employee shall be eligible to receive an annual bonus, payable by the Company, in an amount to be determined by the Board.

                  (c) Benefits. During the Employment Period, Employee shall be entitled to such other benefits as are customarily accorded the executives of the Company, including without limitation, group life, hospitalization and other insurance and vacations.

                  (d) Medical Benefits. During the lifetime of Employee and/or Employee's spouse, whether or not the Employment Period has terminated for any reason, the Company shall provide health coverage to Employee and/or Employee's spouse at least equal to the health coverage granted to the Employee during the Employment Period at no cost to Employee and/or Employee's spouse.

                  (e) Directors and Officers Insurance. The Company will obtain and maintain a policy of insurance on directors and officers of the Company in amounts to be determined by the Company, in its reasonable judgement based upon companies similarly situated.

           SECTION 3. TERMINATION.

                  (a) Death or Disability. This Agreement shall terminate automatically upon the death or total disability of Employee. For purposes of this Agreement, "total disability" shall be deemed to have occurred if Employee shall have been unable to perform the Employee's duties of employment due to mental or physical incapacity for a period of six (6) consecutive months or for any one hundred (100) working days out of a twelve (12) consecutive month period.

                  (b) Cause. The Company may terminate the employment of Employee under this Agreement for Cause. For purposes of this Agreement, "Cause" shall be deemed to be fraud, dishonesty, competition with the Company, unauthorized use of any of the Company's trade secrets or confidential information or continued gross neglect by Employee of the duties assigned to Employee by the Board (if such neglect continues for thirty (30) days after written notice, which notice shall define the duties being neglected by Employee).

                  (c) Without Cause. The Company may terminate the employment of Employee under this Agreement without Cause, subject to the continuing rights of Employee pursuant to Section 4(c) below.

           SECTION 4. COMPENSATION UPON TERMINATION.

                  (a) Death or Disability. If the Employment Period is terminated pursuant to the provisions of Section 3(a) above, this Agreement shall terminate, and no further compensation shall be payable to Employee except that Employee or Employee's estate, heirs or beneficiaries, as applicable, shall be entitled, in addition to any other benefits specifically


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provided to them or Employee under any benefit plan, to receive Employee's then current salary for a period of eighteen (18) months from the date the Employment Period terminates and Employee shall continue to receive the medical benefits provided in Section 2(d) above during Employee's lifetime.

                  (b) Termination for Cause or Voluntary Termination by Employee. If the employment of Employee under this Agreement is terminated for Cause or if Employee voluntarily terminates his employment, no further compensation shall be paid to Employee after the date of termination, but Employee shall be entitled medical benefits provided in Section 2(d) above.

                  (c) Termination Without Cause. If the employment of Employee under this Agreement is terminated pursuant to Section 3(c) above, Employee shall be entitled to continue to receive from the Company Employee's then current salary hereunder which shall not be less than the amount specified in the second sentence of Section 2(a) above for the remainder of the Employment Period or for one (1) year, whichever is longer, such amount to continue to be paid in accordance with the payroll practices of the Company through the Employment Period, and shall further be entitled to continue to receive the benefits to which Employee would otherwise be entitled pursuant to Sections 2(c) and 2(d) above and reimbursement for expenses incurred by Employee to own and maintain an automobile as contemplated by Section 5 below.

           SECTION 5. EXPENSE REIMBURSEMENT. Upon submission of properly documented expense account reports, the Company shall reimburse Employee for all reasonable travel and entertainment expenses incurred by Employee in the course of his employment with the Company. During the term hereof, Employee will be reimbursed by the Company for expenses incurred by Employee to own and maintain an automobile.

           SECTION 6. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto except that this Agreement and all of the provisions hereof may be assigned by the Company to any successor to all or substantially all of its assets, by merger or otherwise, and may otherwise be assigned upon the prior written consent of Employee.

           SECTION 7. NO VIOLATION. Employee hereby represents and warrants to the Company that the execution, delivery and performance of this Agreement or the passage of time, or both, will not conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which the Employee or, to the best knowledge of Employee, any of Employee's affiliates are a party or by which Employee, or to the best knowledge of Employee, Employee's affiliates may be bound or affected.

           SECTION 8. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.


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SECTION 9. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered, whether or not actually received, two days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

        Employer:             LLS Corp.
                              101 South Hanley Road
                              St. Louis, Missouri 63105
                              Attn: Board of Directors

        Employee:             James N. Mills
                              151 North Bemiston
                              St. Louis, Missouri 63105

           SECTION 10. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance of this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

           SECTION 11. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of the Company expressly authorized by the Board to do so and by Employee.

           SECTION 12. WAIVER. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

           SECTION 13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

           SECTION 14. GOVERNING LAW. This Agreement shall be construed and enforced according to the laws of the State of Missouri.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date first above written.

                                    EMPLOYEE:


                                    /s/ JAMES N. MILLS
                                    --------------------------------------------
                                    James N. Mills





                                    EMPLOYER:

                                    LLS CORP., an Illinois corporation



                                    By:     /s/ DAVID M. SINDELAR
                                       -----------------------------------------
                                    Name:   David M. Sindelar
                                          --------------------------------------
                                    Title:  Senior Vice President and CFO
                                          --------------------------------------





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